Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Alphatec Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, $0.0001 par value per share	Other(1)	1,500,000(3)	$16.22	$24,330,000	0.00011020	$2,681.17
Equity	Common stock, $0.0001 par value per share	Other(1)	9,300,000(4)	$16.22	$150,846,000	0.00011020	$16,623.23
Total Offering Amounts			10,800,000	$ 16.22	$175,176,000	0.00011020	$19,304.40
Total Fee Offsets							$ —
Net Fees Due							$19,304.40

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and based upon the average of the high and low prices of the Company’s Common Stock as reported on the Nasdaq Global Select Market on June 15, 2023.
(2)
Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional securities which may be offered or issued under the Purchase Plan and the Equity Plan to prevent dilution resulting from any stock split, stock dividend or similar transaction. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.
(3)
Represents an additional 1,500,000 shares of Common Stock available for future issuance under the Purchase Plan pursuant to an amendment to the Purchase Plan approved by the stockholders of the Company on June 14, 2023, which increased the shares of Common Stock available for issuance under the Purchase Plan by 1,500,000.
(4)
Represents an additional 9,300,000 shares of Common Stock available for future issuance under the Equity Plan pursuant to an amendment to the Equity Plan approved by the stockholders of the Company on June 14, 2023, which increased the shares of Common Stock available for issuance under the Equity Plan by 9,300,000.